UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________
FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2016 (December 15, 2016)

________________

American Capital, Ltd.

(Exact name of registrant as specified in its charter)
________________

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
 ________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On December 15, 2016, American Capital, Ltd. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was October 17, 2016. As of the record date, a total of approximately 216,052,838 shares of the Company’s common stock were entitled to vote at the Annual Meeting. There were 174,751,148 shares of the Company’s common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders, and the final voting results of each such proposal.
1. Adoption of the Merger Agreement. The Company’s stockholders voted to adopt the Agreement and Plan of Merger, dated as of May 23, 2016 (the “Merger Agreement”), by and among Ares Capital Corporation, Orion Acquisition Sub, Inc. (“Acquisition Sub”), the Company, American Capital Asset Management, LLC (“ACAM”), Ivy Hill Asset Management, L.P. (“IHAM”), Ivy Hill Asset Management GP, LLC and, solely for purposes of certain provisions therein, Ares Capital Management LLC, which provides for the merger of Acquisition Sub with and into the Company (the “Merger”) and the merger of ACAM with and into IHAM (together with the Merger, the “Mergers”), and certain other transactions as contemplated therein. The number of shares cast in favor and against, and the number of abstentions and non-votes were as follows:

For	Against	Abstain	Non Votes
119,360,930	2,141,340	2,492,608	50,756,269

2. Advisory (Non-Binding) Vote on Compensation. The Company’s stockholders voted to approve, on an advisory, non-binding basis, the payment of an estimated $62,330,277 in the aggregate, subject to the occurrence of certain conditions regarding change of control and termination, in golden parachute payments that will or may become payable to the Company’s named executive officers pursuant to their employment and other arrangements with the Company and the Merger Agreement, in connection with the completion of the Mergers and certain other transactions as contemplated therein. The number of shares cast in favor and against, and the number of abstentions and non-votes were as follows:

For	Against	Abstain	Non Votes
90,166,741	30,633,042	3,195,096	50,756,269

3. Possible Adjournment to Solicit Additional Proxies, if Necessary or Appropriate. The Company’s stockholders voted to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the time of the Annual Meeting to adopt the Merger Agreement. In light of the voting results reported under proposal 1 above, it was not necessary to adjourn the Annual Meeting. The number of shares cast in favor and against, and the number of abstentions and non-votes were as follows:

For	Against	Abstain	Non Votes
118,377,745	2,863,581	2,753,553	50,756,269

4. Election of Directors of the Company. The Company's stockholders voted to elect ten directors to the Company’s board of directors, each to serve until the earlier of the expiration of a one-year term or the completion of the transactions contemplated by the Merger Agreement. The number of shares cast in favor and against, and the number of abstentions and non-votes were as follows:

Nominee	For	Against	Abstain	Non Votes
Mary C. Baskin	119,955,427	2,997,752	1,041,700	50,756,269
Neil M. Hahl	119,787,723	3,129,558	1,077,599	50,756,269
Philip R. Harper	119,646,657	3,268,178	1,080,044	50,756,269
Stan Lundine	119,616,320	3,296,183	1,082,376	50,756,269
Kristen L. Manos	120,112,656	2,828,167	1,054,056	50,756,269
Susan K. Nestegard	120,058,463	2,856,003	1,080,413	50,756,269
Kenneth D. Peterson, Jr.	119,961,337	2,939,213	1,094,329	50,756,269
Alvin N. Puryear	119,584,929	3,317,605	1,092,009	50,756,269
Malon Wilkus	119,487,611	3,466,578	1,040,690	50,756,269
David G. Richards	120,153,370	2,766,867	1,074,642	50,756,269

5. Ratification of Independent Public Accountants. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent public accountant for the year ending December 31, 2016. The number of shares cast in favor and against, and the number of abstentions and non-votes were as follows:

For	Against	Abstain
171,240,776	2,689,975	820,397

Item 8.01 Other Events
On December 15, 2016, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 15, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: December 16, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release, dated December 15, 2016